UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2024
________________________
ZAI LAB LIMITED
(Exact name of registrant as specified in its charter)
________________________

Cayman Islands	001-38205	98-1144595
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 Jinke Road Bldg. 1, Fourth Floor, Pudong Shanghai, China	201210
314 Main Street 4th Floor, Suite 100 Cambridge, MA, USA	02142
(Address of principal executive offices)	(Zip Code)
+86 21 6163 2588
+1 857 706 2604
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 10 Ordinary Shares, par value $0.000006 per share	ZLAB	The Nasdaq Global Market
Ordinary Shares, par value $0.000006 per share*	9688	The Stock Exchange of Hong Kong Limited
*Included in connection with the registration of the American Depositary Shares with the Securities and Exchange Commission. The ordinary shares are not registered or listed for trading in the United States but are listed for trading on The Stock Exchange of Hong Kong Limited
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Although Zai Lab Limited (the “Company” or “we”) believes that we have sufficient capital to fund our operations until we reach profitability, we have identified opportunities to access capital through debt facilities with Chinese banks on favorable commercial terms to support our working capital needs in mainland China. Such debt arrangements provide additional capital capacity that gives us enhanced flexibility to execute on our corporate strategic goals.

As described in more detail below, we have entered into certain debt arrangements with the Bank of China, SPD Bank, and Ningbo Bank, as described in more detail below. We may decide to enter into additional debt arrangements later this year.
Bank of China Working Capital Loan Facility
On February 5, 2024, the Company entered into an uncommitted facility letter (the “Facility Letter”) with the Bank of China (Hong Kong) Limited (the “BOC HK”) pursuant to which the BOC HK will provide standby letters of credit for loans of up to $100 million for a term of one year. In accordance with the Facility Letter, the Company has agreed to maintain minimum deposits with BOC HK of $100 million (subject to adjustment to cover any additional outstanding amounts of interest or other fees) and has paid a one-time, non-refundable fee of $700,000 upon entry into the Facility Letter. In connection with any application for or extension of credit pursuant to the Facility Letter, the Company will be required to submit, among other things, a deed of indemnity, charge over deposit(s) and a set-off. The Company is bound by representations and warranties and affirmative and restrictive covenants, including a prohibition on taking certain actions without the prior written consent of the BOC HK that could adversely affect the BOC HK, such as mergers, material changes to the Company’s business, the transfer or mortgage of material assets, or guaranteeing the liabilities of another company.
On February 6, 2024, upon our application, the BOC HK provided us with a standby letter of credit in favor of the Bank of China Pudong Development Zone Branch (the “BOC Pudong Branch”) for $50.0 million which are or may become payable by our wholly-owned subsidiary, Zai Lab (Shanghai) Co., Ltd. (“Zai Lab Shanghai”), and Zai Lab Shanghai subsequently entered into a working capital loan contract (the “Working Capital Loan Agreement”) with the BOC Pudong Branch on February 7, 2024 for a loan of RMB340 million (approximately $47.8 million). The working capital loan is subject to a floating interest rate equal to the latest one-year loan prime rate published by the National Interbank Funding Center as of the business day prior to the actual withdrawal date minus 50 basis points, or approximately 2.95% initially, and is subject to adjustment every six months. Interest is payable quarterly. The proceeds of this loan are required to be used for working capital needs. The loan is subject to penalties to the extent the proceeds are used for a purpose other than stated in the BOC Pudong Branch Working Capital Loan Agreement or are not timely repaid. Each term loan drawn under the BOC Pudong Branch Working Capital Loan Agreement is required to be repaid within one year. The BOC Pudong Branch Working Capital Loan Agreement contains customary representations and warranties and affirmative and restrictive covenants, including a requirement to obtain prior written consent from BOC Pudong Branch before engaging in certain transactions that could have an adverse impact on its debt repayment ability, such as a merger, division, capital reduction, equity transfer, external investment, substantial increase in debt financing, or significant asset transfer, and certain limitations on dispositions of assets and debt guarantees.
The description of the Facility Letter and Working Capital Loan Agreement contained herein is qualified in its entirety by reference to the Facility Letter, a copy of which is attached hereto as Exhibit 10.1, and the Working Capital Loan Agreement, a copy of which is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.
After the February 7, 2024 working capital loan described above, $50.0 million in standby letters of credit remains available under the Facility Letter, which the Company may decide to utilize later this year.
SPD Bank Working Capital Loan Facility
On February 6, 2024, the Company entered into a maximum-amount guarantee contract (the “Guarantee”) with the Shanghai Pudong Development Bank Co., Ltd. Zhangjiang Hi-Tech Park Sub-branch (the “SPD Bank”) pursuant to which the Company will guarantee working capital loans of up to RMB300 million (approximately $42 million) from SPD Bank to Zai Lab Shanghai over a three-year period. The Company is bound by representations and warranties and affirmative and restrictive covenants, including a prohibition on taking certain actions without the prior written consent of SPD Bank, such as the transfer or mortgage of material assets, significant changes to the Company’s business, or entering into contracts or agreements that have a significant adverse impact on the Company’s ability to perform its obligations under the Guarantee. Key terms of the specific working capital loans, including amount, term, maturity date, and interest rate, will be included in the specific working capital loan contracts between Zai Lab Shanghai and SPD Bank.
The description of the Guarantee contained herein is qualified in its entirety by reference to the Maximum-Amount Guarantee Contract, a copy of which is attached hereto as Exhibit 10.3, which is incorporated herein by reference.

To date, Zai Lab Shanghai has not entered into any working capital loans with SPD Bank under this debt facility.

Ningbo Bank Working Capital Loan Facility

On February 6, 2024, our wholly-owned subsidiary, Zai Lab (Suzhou) Co., Ltd. (“Zai Lab Suzhou”), entered into a maximum credit contract (the “Maximum Credit Contract”) with Bank of Ningbo Co., Ltd. Suzhou Sub-branch (“Ningbo Bank”). The Ningbo Bank Agreements permit Zai Lab Suzhou to utilize, including through discounting or working capital loan agreements and subject to the terms and conditions in related master agreements, up to RMB230.3 million (approximately $32.4 million), of which the Company is authorized to utilize up to RMB160 million (approximately $22.5 million). Key terms or transaction elements, such as the discount rate for the discounting arrangements and amount, term, maturity date, and interest rate for the working capital loans, will be included in the specific discounting applications or loan notes. The Ningbo Bank Agreements contain customary representations and warranties and affirmative and restrictive covenants. Additionally, Ningbo Bank has the right under the Ningbo Bank Maximum Credit Contract to adjust the maximum credit limit, repayment plan, and other terms based on Zai Lab Suzhou’s credit status and guarantee status, and Ningbo Bank’s financial situation. In connection with the arrangements described in the Ningbo Bank Agreements, Zai Lab Suzhou will pledge interests in certain real property it owns in Suzhou.

The description of the Ningbo Bank agreements contained herein is qualified in its entirety by reference to the Ningbo Bank Maximum Credit Contract, a copy of which is attached hereto as Exhibit 10.4, the Electronic Commercial Draft Discounting Master Agreement, a copy of which is attached hereto as Exhibit 10.5, and the Online Working Capital Loan Master Agreement, a copy of which is attached hereto as Exhibit 10.6, each of which is incorporated herein by reference.

To date, Zai Lab Suzhou has not entered into any discounting arrangements or working capital loans under this Ningbo Bank working capital loan facility.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements relating to our loan arrangements described herein and potential future debt arrangements. All statements, other than statements of historical fact, included in this press release are forward-looking statements, and can be identified by words such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “plan,” “possible,” “potential,” “will,” “would,” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees or assurances of future performance. Forward-looking statements are based on our expectations and assumptions as of the date of this press release and are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. We may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors, including but not limited to (1) our ability to successfully commercialize and generate revenue from our approved products; (2) our ability to obtain funding for our operations and business initiatives; (3) the results of our clinical and pre-clinical development of our product candidates; (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of our product candidates; (5) risks related to doing business in China; and (6) other factors identified in our most recent annual and quarterly reports and in other reports we have filed with the U.S. Securities and Exchange Commission (SEC). We anticipate that subsequent events and developments will cause our expectations and assumptions to change, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Our SEC filings can be found on our website at www.zailaboratory.com and on the SEC’s website at www.SEC.gov. We do not incorporate the information on or accessible through our website into this report, and you should not consider any information on, or that can be accessed through, our website as part of this report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.
The disclosure set forth in Item 1.01 above is hereby incorporated by reference into this item.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Facility Letter, dated as of February 5, 2024, by and between Zai Lab Limited and Bank of China (Hong Kong) Limited.

10.2	Unofficial English Translation of Working Capital Loan Agreement, dated as of February 6, 2024, by and between Zai Lab (Shanghai) Co., Ltd. and Bank of China Pudong Development Zone Sub-branch.

10.3+
Unofficial English Translation of Maximum-Amount Guarantee Contract, dated as of February 6, 2024, by and between Zai Lab Limited and Shanghai Pudong Development Bank Co., Ltd. Zhangjiang Hi-Tech Park Sub-branch.

10.4	Unofficial English Translation of Maximum Credit Contract, dated as of February 6, 2024, by and between Zai Lab (Suzhou) Co., Ltd. and Bank of Ningbo Co., Ltd. Suzhou Branch.

10.5+
Unofficial English Translation of Electronic Commercial Draft Discounting Master Agreement Standard Terms, dated as of February 6, 2024, by and between Zai Lab (Suzhou) Co., Ltd. and Bank of Ningbo Co., Ltd. Suzhou Branch.

10.6+	Unofficial English Translation of Online Working Capital Loan Master Agreement, dated as of February 6, 2024, by and between Zai Lab (Suzhou) Co., Ltd. and Bank of Ningbo Co., Ltd. Suzhou Branch.

104	The cover page of this report is formatted in Inline XBRL

+ Portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAI LAB LIMITED

	By:	/s/ F. Ty Edmondson
F. Ty Edmondson
Chief Legal Officer & Corporate Secretary

Date: February 8, 2024